                                                                   Exhibit 10.6


                C-4 SATELLITE PREEMPTIBLE TRANSPONDER SERVICE AND
                                   RESTORATION

                               SERVICES AGREEMENT

                                     BETWEEN

                        GE AMERICAN COMMUNICATIONS, INC.

                                       AND

                             GLOBAL SHOPPING NETWORK

             REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***
              AND HAVE RECEIVED CONFIDENTIAL TREATMENT PURSUANT TO
                      RULE 406(b) UNDER THE SECURITIES ACT

Contract No. C49601

                C-4 SATELLITE PREEMPTIBLE TRANSPONDER SERVICE AND
                -------------------------------------------------
                         RESTORATION SERVICES AGREEMENT
                         ------------------------------

     THIS AGREEMENT, is made and entered effective the ____ day of ________, 1996, between GE AMERICAN COMMUNICATIONS, INC., a corporation organized under the laws of Delaware and having its principal place of business at Four Research Way, Princeton, New Jersey, 08540-6684 ("GE Americom") and GLOBAL SHOPPING NETWORK, INC., a corporation organized under the laws of Delaware and having its principal place of business at 1740 Broadway, New York, New York 10019 ("Customer").

                                   WITNESSETH:

     WHEREAS, GE Americom desires to provide to Customer and Customer desires to take from GE Americom preemptible transponder service on a certain transponder on a communications satellite designated "C-4"; and

     WHEREAS, Customer desires to take and GE Americom desires to provide to Customer certain restoration services in the event that Customer's service on the preemptible transponder fails or is preempted; and

     WHEREAS, the Parties desire to define the terms and conditions under which the service will be provided;

     NOW, THEREFORE, the Parties, in consideration of the mutual covenants herein expressed, agree with each other as follows:

ARTICLE 1. DEFINITIONS

As used in this Agreement:

A. "Agreement" means this C-4 Satellite Preemptible Transponder Service and Restoration Services Agreement and the Attachments hereto.

B. "C-4" means a domestic communications spacecraft designed to have twenty-four (24) transponders, each of which has no less than sixteen (16) watts of power, and a spare transponder amplifier arrangement of eight (8) for six (6), currently operated by GE Americom at the 135(degree) W.L. orbital location.

C. "Commercially Operational" means a Satellite or a transponder which is capable of carrying video and associated audio traffic with the parameters as described in the Transponder Performance Specifications, and which is not Commercially Unusable.

D. "Commercially Unusable" means a condition in which the Satellite so fails to conform to its design specifications or any Transponder so fails to conform to the Transponder Performance Specifications as to render use of the Satellite or Transponder, as the case may be, impractical in the exercise of reasonable business judgment.

E. "Contract Date" means, as to each service or transponder on the Satellite, the first date on which a binding agreement for the taking of such service or purchase of such transponder has been executed by both the customer and GE Americom. Notwithstanding the foregoing, any service provided to the United States government or any department or agency thereof, whether through a prime contract or a subcontract shall be deemed to have a prior Contract Date.

F. "Contract Order" means (1) in order from the earliest Contract Date to the latest Contract Date or (2) if order is to be determined among more than one class of service, first in order from the earliest Contract Date to the latest Contract Date among Protected Services, second in such order among Non-Preemptible Services, and last in such order among Preemptible Services.

G.   "Customer's Designees" has the meaning specified in Article 7.A.

H. "Earth Station" means the antennas and associated ground facilities equipment used to transmit telecommunications signals via a communications satellite in space.

I. "End-of-Life" or "EOL" means the first to occur of the following: when in GE Americom's reasonable judgment (1) the Satellite should be taken out of service because of lack of fuel, or (2) the Satellite has become a Failed Satellite.

J. "Failed Satellite" or "Satellite Failure" means a satellite: (1) on which one or more of the basic subsystems fail, rendering the satellite Commercially Unusable or on which more than twelve (12) transponders are transponder failures, and (2) which GE Americom has declared a failure.

K. "Failed Transponder" or "Transponder Failure" means, with respect to any Transponder used by Customer under this Agreement, any of the following events:

     1. If such Transponder fails to meet the Transponder Performance Specifications in any material respect for any period of five (5) consecutive days.

     2. Twenty (20) or more "Outage Units" shall occur within any ninety (90) consecutive days (an Outage Unit being an interruption of such Transponder of fifteen (15) minutes or more, except that interruptions caused by double illumination of the Transponder(s) used by Customer shall not be considered an outage unit for purposes of determining Transponder Failure).

     3. Such Transponder shall fail to meet the Transponder Performance Specifications in any material respect for any period of time under circumstances that make it clearly ascertainable or predictable that either failure set forth in Paragraphs (1) or (2) will occur.

     4. Any other event resulting in such Transponder being rendered Commercially Unusable.

L. "Fully Protected Service" or "Fully Protected Transponder" means a satellite service or transponder that, if restoration thereof is needed as a result of a satellite failure, or as a result of a transponder failure under circumstances in which no Protection Transponder is available, on the satellite on which such satellite service or transponder is located, is entitled to restoration, subject to availability of facilities and to the conditions of the applicable contract, on another satellite.

M. "Launch Failure" means a Satellite Failure or transponder failure which occurs after the first intentional ignition of the launch vehicle and before the satellite becomes Commercially Operational.

N. "Interruption" or "Outage" means any period during which a Transponder fails to meet the Transponder Performance Specifications and such circumstances preclude the use of the Transponder for its intended purpose.

O. "Non-Preemptible Service" or "Non-Preemptible Transponder" means a satellite service or transponder that may not be preempted to restore another service or transponder and that is itself entitled to be restored to a Replacement Transponder, if available, on a first needed/first served basis.

A Non-Preemptible Service or NonPreemptible Transponder is not entitled to preempt a Preemptible Service or Preemptible Transponder.

P.   "Notice of Availability" as the meaning set forth in Article 19.D. hereof.

Q.   "Party" means one of the signatories to this Agreement.

R. "Preemptible Transponder" means a transponder that may be preempted at any time to restore (1) another transponder which is entitled to protection and which becomes a transponder failure, (2) a Satellite Failure, or (3) other service offerings of GE Americom, including construction; delay protection and launch protection.

S.   "Projected Termination Date" has the meaning set forth in Article 4.
hereof.

T. "Protected Service" or "Protected Transponder" means a service or transponder which is entitled to preempt a Preemptible Service or Preemptible Transponder. A Protected Service may be a Transponder Protected Service or a Fully Protected Service.

U. "Replacement Transponder" means an available spare transponder amplifier and its associated components, which is accessible for purposes of restoration and which is capable of carrying video and associated audio traffic within the parameters as described in the Transponder Performance Specifications and which is not Commercially Unusable.

V. "Restoration Services" means Customer's right to be restored in accordance with Article 8.E. hereof.

W.   "Reverse Contract Order" means in the opposite order from Contract Order.

X. "Satellite" means C-4, or in the context of restoration Services provided to Customer under Article 8.E. either Satcom C-1 or Satcom Spacenet III. When used in the lower case, "satellite" means a domestic communications satellite operating in C-band (4/6 Ghz).

Y. "Termination Value" means the net present value as of the date of termination of this Agreement of the remaining unpaid service charges payable hereunder, computed as if this Agreement remained in effect until the Projected Termination Date, utilizing a discount rate equal to **************************
*******************************************************************************
per annum, plus late payment charges on such amount from the date of termination until payment in full, computed as provided in Article 3.B.

Z. "Transponder" means a radio frequency transmission channel on C-4, having a nominal bandwidth of 36 MHz, used to provide service to Customer pursuant to the terms of this Agreement. When used in the lower case, "transponder" means a radio frequency transmission channel on a domestic communications satellite operating in C-band.

A-A. "Transponder-Protected Service" or "Transponder-Protected Transponder" means a transponder which will be restored if, at the time it becomes a transponder failure, a Protection Transponder is available on the same Satellite. A Transponder-Protected Transponder may not be preempted to restore another service or transponder, but will not be restored if the Satellite on which it resides becomes a Satellite Failure.

B-B. "Transponder Performance Specifications" means the specifications for the performance of the Transponder set forth in Attachment A.

C-C. "TT&C Services" or "TT&C" means tracking, telemetry and control services for C-4 provided by GE Americom, including periodic stationkeeping and attitude control maneuvers, power management and fuel management. TT&C Services will be provided from GE Americom's facilities in Vernon Valley, New Jersey or South Mountain, California, or such other locations as GE Americom may determine.

D-D. "Video Services" means video and related services that are delivered primarily to cable television systems, satellite master antenna television systems, multipoint multichannel distribution systems, "backyard" television receive-only facilities and functionally similar technologies; provided, however, that the utilization of a transponder, during the period such transponder is being utilized for the delivery of the video and related services described above in this definition, for the simultaneous transmission of other signals multiplexed upon, or otherwise combined with, such video and related services, including without limitation, additional audio or data subcarriers, data transmission within the vertical blanking interval and subaudible tones superimposed on audio channels, shall be permissible and considered to constitute "Video Services."

E-E. "Users Guide" means the Commercial Operations System Users Guide attached to this Agreement as Attachment B, as such may be amended from time to time for technical or operational reasons upon written notice to Customer.

ARTICLE 2. SCOPE

A. GE Americom agrees to provide Preemptible Service to Customer, and Customer agrees to take such service from GE Americom, in accordance with the terms and conditions set forth in this Agreement, on one (1) Transponder on C-4. The Preemptible Service will be provided on C-4, Transponder number 12. The transponder assignment may be changed by GE Americom at any time to prevent interference by or to Customer's transponder service or under circumstances involving restoration of a Failed Satellite or failed transponder(s). In addition, GE Americom agrees to provide and Customer agrees to take the Restoration Services set forth in Article 8.E. hereof.

B. Technical performance criteria for the C-4 Transponder are contained in the Transponder Performance Specifications contained in Attachment A hereto.

C. The Parties recognize that authority to position and/or operate the Satellite is needed from the FCC and that GE Americom's ability to perform is subject to such FCC authority. GE Americom will proceed in good faith to obtain and continue in effect all FCC and other governmental and regulatory authorizations, approvals, licenses and permits which it requires to meet its obligations hereunder.

ARTICLE 3. PRICE AND PAYMENT

A. Customer shall pay a monthly service charge (the "Monthly Service Charge") of ****************************************************************************
*******************************************************************************
per month for full-time Preemptible Service on one (1) Transponder on C-4 provided hereunder, which charges include all TT&C charges, and all charges for the Restoration Services provided by GE Americom in accordance with Article 8 E. hereof. In the event that Customer takes Preemptible Service on one (1) Transponder on Satcom C-1 or Satcom Spacenet III in accordance with Article 8.E. hereof Customer shall pay the Monthly Service Charge of*************************
********************************************************************************
per month for full-time Preemptible Service, which charges include all TT&C charges. Customer shall pay GE Americom the Monthly Recurring Charges set forth above on the first day of each calendar month during the Service Term.

B. GE Americom will render bills to Customer thirty (30) days prior to the due date for payment of amounts owing from Customer to GE Americom under this Agreement, which due date shall be the first day of the month. GE Americom will assess a late payment charge of ************************************************
********************************************************************************
percent per month, or **********************************************************
********************************************************************************
percent per day, compounded monthly on payments not received by the payment due date; provided, that such late payment charges shall in no event exceed the highest rate or amount permitted by applicable law. If charges based on a monthly rate cover a period which does not commence on the first day of a month or end on the last day of a month, the monthly rate for the fractional part of the month shall be calculated at a daily rate of********************************
********************************************************************************
the monthly service charge.

C. GE Americom's failure to bill or delay in billing Customer for any charge due under this Agreement shall not relieve Customer of its obligation to pay the same on a timely basis or of its obligation to pay interest in the event of late payment. In addition to any other right GE Americom may have under this Agreement, GE Americom may suspend the provision of service to Customer on twenty-four (24) hours' notice for failure to pay any sums due GE Americom.

D. Unless otherwise agreed in writing by the Party entitled to payment, all transfers of funds in accordance with this Agreement from one Party to the other shall be sent by wire transfer of immediately available funds to an account designated by the transferee, and shall be deemed to be made upon receipt. The wire transfer instructions for payments due and owing to GE Americom under this Agreement are as follows:

     Deposit to GECC/Americom account no.: 50-232-328
     c/o Bankers Trust Company
     One Bankers Trust Plaza
     New York, NY 10006

     ABA No. 021-001-033

E. Customer shall provide GE Americom with a security deposit (the "Security Deposit") of *******************************************************************
********************************************************************************
payable as set forth below. The first portion of the Security Deposit (the "First Portion") shall be ******************************************************
********************************************************************************
payable in cash in accordance with Article 3.D. above, to GE Americom within three (3) business days after delivery of the Notice of Availability from GE Americom to Customer in accordance with Article 16.B. hereof. The second portion of the Security Deposit (the "Second Portion")shall be ************************
********************************************************************************
,payable at Customer's option, either (i) in cash in accordance with Article 3.D. above, or (ii) by delivery of the Letter of Credit (as defined below), on or before August 1, 1996. The letter of credit (the "Letter of Credit") shall be irrevocable, issued in the aggregate amount of *********************************
********************************************************************************
, by a financial institution satisfactory to GE Americom, in its sole discretion, in favor of GE Americom in the form of Attachment C hereto, have an expiration date no earlier than the fifth anniversary of the commencement of the Service Term under Article 4. So long as a default under or breach of this Agreement by Customer does not exist or is not continuing, the Security Deposit shall be applied as a credit against Monthly Service Charge due to GE Americom from Customer as follows:

     1. The First Portion shall be applied by GE Americom against the Monthly Service Charge due and payable by Customer for the first full month of the Service Term; and

     2.  **********************************************************************
*******************************************************************************
percent of the Second Portion shall be applied by GE Americom against the Monthly Service Charge due and payable by Customer for the twenty fourth (24th) month of the Service Term; and

     3. The remainder of the Second Portion shall be applied by GE Americom against the Monthly Service Charge due and payable by Customer for the forty eighth (48th) month of the Service Term.

     In the event that Customer elects to pay the Second Portion of the Security Deposit by delivery of the Letter of Credit, GE Americom shall be entitled to draw upon the Letter of Credit and receive payment thereunder on the earliest of
(i) the due date for payment of the Monthly Service Charge for the twenty fourth
(24th) month of the Service Term; (ii) the occurrence of a breach of or default under by Customer of any of its obligations under this Agreement; or (iii) a termination of this Agreement by GE Americom pursuant to Article 7.C. The Security Deposit, and the Letter of Credit, shall be nonrefundable except as specified in Article 17.D. hereof.

ARTICLE 4. SERVICE TERM

A. The term for Preemptible Service on the Satellite (the "Service Term") provided under this Agreement ("Service Term") shall commence on the later of
(i) November 1, 1996, or (ii) four (4) weeks after GE Americom has notified Customer that the communications satellite designated as "GE- 1" is Commercially Operational; provided, that the Service Term shall commence no later than
             --------
January 1, 1997. The Service Term shall end on the earliest of (i) the E-O-L of the Satellite on which Customer is then taking service, or the date on which the Satellite that Customer is then taking service becomes a Failed Satellite; (ii) the date the Transponder on which service is provided to Customer hereunder is preempted or becomes a Transponder Failure and GE Americom cannot provide Customer with the Restoration Services in accordance with Article 8.E. hereof, unless within seven (7) days thereafter GE Americom provides service on another Transponder on the Satellite or on alternate facilities acceptable to Customer (provided, that if GE Americom offers and Customer accepts such alternate facilities on terms different from those specified in this Agreement, use of such alternate facilities by Customer shall be subject to the terms on which such facilities are offered); or (iii) December 31, 2004 (the "Projected Termination Date").

ARTICLE 5. TAXES

Prices are exclusive of all taxes, duties, users fees and similar charges. Customer shall pay directly, or reimburse GE Americom, for all taxes, duties, users fees and similar charges, including any privilege or excise taxes based on gross revenue, pertaining to the Transponder on which service is provided to Customer. GE Americom shall notify Customer of any demand by any taxing authority of which GE Americom has knowledge in connection with a tax audit or otherwise for payment of any of the taxes, duties, users fees or similar charges for which Customer is liable under this Article 5. Customer may participate, at its expense, in any proceedings or tax audits brought against GE Americom by any taxing authority in connection with Customer's Transponder, the outcome of which may affect Customer's tax liability hereunder. Customer may pay such taxes, duties or users fees for which it is responsible in such installments and in such manner as would be available to GE Americom.

ARTICLE 6. SATELLITE LOCATION

     C-4 is currently positioned at the 135(degree) W.L. orbital location; Satcom C-1 is currently positioned at the 137(degree) (W.L. orbital location and Satcom Spacenet III is currently positioned at the 87(degree) W.L. GE Americom assumes no liability or obligation to Customer, except as expressly set forth in this Agreement, in the event that any of C-4, Satcom C-1 and/or Satcom Spacenet III are positioned at orbital locations other than as specified above.

ARTICLE 7. USE OF SERVICE

A. C-4 is intended to be used as a major cable television programming satellite by cable services to distribute their programming to their affiliated cable systems.

B. Customer agrees that it only will use the service on the Transponder on C-4 provided under this Agreement for the transmission of the primary feed of its principal cable programming service. If, after Customer commences use of the service on the Transponder on C-4, Customer determines to use multiple feeds for its principal cable programming service, e.g., separate East and West feeds, and all such feeds are not placed on GE Americom's satellites, service on the Transponder on C-4 shall be used for the feed serving the largest number of cable subscribers.

C. In no event shall service on the Transponder on C-4 be used except for the transmission of Video Services.

D. Customer shall not assign, transfer or sublease its rights or obligations under this Agreement, in whole or in part, without first obtaining GE Americom's written consent to such assignment, transfer, or sublease which consent shall not be unreasonably withheld; provided, that the prospective assignee,
                              --------
transferee or sublessee is a cable programmer that will use the service on the Transponder on C-4 for the transmission of a primary feed of its principal cable programming service; and provided, further, in any event, that such assignee,
                         --------  -------
transferee or sublessee, as the case may be, furnishes evidence satisfactory to GE Americom to establish its ability to meet Customer's financial commitments and other obligations hereunder.

E. Customer hereby agrees that any other user of the a satellite on which Customer's transponder service is provided shall be a third-party beneficiary of the provisions of this Article 7, and shall have the right to enforce, as a third-party beneficiary, the use restrictions contained in this Article 7, against Customer or Customer's Designees directly or may join with GE Americom in bringing action against Customer or Customer's Designees for violation of the use restrictions contained in this Article 7.

F. Customer agrees that it will not itself use GE Americom's satellites, transponders, facilities, services or equipment, and will not authorize or permit others, including without limitation its assignees, affiliates, successors, subcontractors, transferees or sublessees (collectively, "Customer's Designees"), to use GE Americom's satellites, transponders, facilities, services or equipment for any unlawful purpose, to transmit unlawful communications of any nature or otherwise in violation of applicable law. Any such use shall be grounds for immediate termination of service.

G. Customer shall provide GE Americom with seven (7) days advance notice of any third party use of the services provided hereunder and of the identity of such third party. Should Customer resell any service provided hereunder or otherwise permit use of such service by any third party or parties, Customer shall be a guarantor of compliance by each such third party with all the terms of this Agreement, including without limitation the Users Guide, and any breach by any such third party shall be deemed to have been committed by Customer. GE Americom reserves the right to charge Customer a fee for any technical consultation, scheduling or other support services provided to end-users using the service provided Customer under this Agreement.

ARTICLE 8. PREEMPTION AND RESTORATION SERVICES

A. Preemptible Transponders, including Customer's Transponder, are maintained as protection and restoration for purposes of (i) restoring transponders entitled to protection which become failures, (ii) restoring Satellite Failures,
(iii) protecting against Launch Failures and construction and launch delays for satellites owned by GE Americom or by third parties; and (iv) providing protection for other service offerings of GE Americom. Customer's service on a Preemptible Transponder may be preempted at any time for the reasons stated in this Article 8.

B. Any rights Customer may have to use a Preemptible Transponder shall immediately terminate upon notice from GE Americom stating that such Preemptible Transponder is being preempted ("Notice of Preemption") and Customer shall immediately cease using the service on the Preemptible Transponder. If Customer fails to vacate the Preemptible Transponder immediately after being given Notice of Preemption, GE Americom may, without further notice to Customer, take appropriate action to bring down Customer's signal. In such an event, Customer shall be responsible for any and all costs and expenses incurred by GE Americom including without limitation any attorneys' fees and expenses, in removing Customer's signal and recovering the transponder.

C. GE Americom, where technically and operationally feasible, will preempt Preemptible Transponders in Reverse Contract Order.

D. Customer's service on a Preemptible Transponder shall not be entitled to any protection or restoration service, other than the Restoration Services specified below in this Article 8.E.

E. In the event that Customer's service on the Preemptible Transponder on C-4 becomes a Failed Transponder, GE Americom will use all reasonable efforts, consistent with protecting the Satellite and the need to coordinate substitution of transponders with all of the services provided thereon, to restore Customer's service as quickly as practicable after the occurrence of the Transponder Failure, on a first-needed/first-served basis to provide Customer with service on a Replacement Transponder on C-4, if one is available at the time of such Transponder Failure. If Customer's service on the Preemptible Transponder becomes a Failed Transponder and GE Americom cannot make a Replacement Transponder a C-4 available, or if Customer's Preemptible Transponder is preempted and in any case, subject to availability, Customer shall be restored either to (i) an unassigned Transponder on Satcom C-1, or the Preemptible Transponder designated by GE Americom for occasional services on Satcom C-1; or (ii) an unassigned Transponder or Preemptible Transponder on Satcom Spacenet III, if any such transponder is available at the time of such preemption or Transponder Failure on C-4. The Transponder Performance Specifications for the particular transponder and Satellite on which GE Americom provides the Restoration Services to Customer shall be substituted at that time in place of the Transponder performance Specifications set forth in Attachment A for C-4. Customer service once restored on Satcom C-1 or Satcom Spacenet III shall remain Preemptible Service, and Customer shall not be entitled to any further Restoration Services. Customer acknowledges and agrees that the Restoration Services provided hereunder are subject to availability and GE Americom shall have no further liability or obligation to Customer if Restoration Services are not available at the time that Customer's service on C-4 is preempted or becomes a Failed Transponder other than as provided in Article 17.D. hereof.

F. In addition, in the event that the Preemptible Transponder on C-4 is not available for Customer on January 1, 1997 because of a delay in the Launch of or the Launch Failure of the communications satellite known as "Satcom GE-1" to be operated by GE Americom, GE Americom shall provide Customer with Preemptible Service on the Preemptible Transponder designated by GE Americom for occasional service on Satcom C-1, if such transponder is then available. In the event that GE Americom does make such service on Satcom C-1 available to Customer, then Customer hereby acknowledges and agrees that (i) the January 1, 1997 end date for commencement of the Service Term shall not be applicable, and
(ii) Customer takes service on C-4 as described herein at such time as GE Americom is able to provide Customer with Preemptible Service on C-4.

G. For purposes of this Agreement, the terms "transponder failure," "satellite failure," "construction delay," and "launch delay," when used in the lower case, have the same meanings as apply to the particular affected transponder.

ARTICLE 9.  SATELLITE SYSTEM AND AUTHORIZATION

A. GE Americom shall have sole and exclusive control and operation of each of C-4, Satcom C-1 and Satcom Spacenet III. If circumstances occur which in GE Americom's reasonable judgment pose a threat to the stable operation of any of such Satellites, GE Americom shall have the right to take appropriate action to protect such Satellite, including discontinuance or suspension of operation of such Satellite, Customer's Transponder or any other transponder, without any liability to Customer, except as expressly provided in Article 13 and Article 17 of this Agreement. GE Americom shall give Customer as much notice as possible of any such discontinuance or suspension.

B. The orbital location and operation of each of C-4, Satcom C-1 and Satcom Spacenet III and GE Americom's satellite system are subject to all applicable laws and regulations, including without limitation, the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC. Both Parties shall comply with all such applicable laws and regulations.

ARTICLE 10. OPERATING PROCEDURES

A. Customer agrees to abide by and adhere to the satellite access procedures in the Users Guide set forth in Attachment B of this Agreement. In the event of any failure of Customer or any of Customer's Designees to comply with such operating procedures or operation by Customer or any of Customer's Designees of its Transponder interferes with GE Americom's other satellite services, or with the use of other transponders, Customer agrees to discontinue such interfering operation immediately upon discovery of or receiving notice from GE Americom of the interference. In the event of failure to discontinue, GE Americom may take such action reasonable and necessary in the circumstances to eliminate such interference, including suspending Customer's use of its Transponder, without any liability for loss or damage whatsoever, until such time as Customer is able to operate In a non-interfering manner.

B. When signals are being transmitted from a Customer-provided Earth Station, Customer shall be responsible for proper illumination of the Transponder. Should improper operation be detected by GE Americom, Customer will be notified of this and corrective action must be taken immediately, Customer will pay to GE Americom, as liquidated damages, ********************************
********************************************************************************
for each minute improper operation continues after Customer has been notified by GE Americom of the improper operation, provided that, if Customer discovers the improper operation prior to the time GE Americom notifies Customer, the duration of the improper operation shall be measured from the time of discovery. In addition to the foregoing, GE Americom may terminate this Agreement pursuant to
Article 17.C.3. hereof.

C. Earth Station and other equipment furnished by Customer shall be so constructed, maintained and operated as to work properly with GE Americom's facilities. Customer shall provide, at its expense, the personnel, power and space required to operate all facilities installed on the premises of Customer. Customer shall ensure the presence of a qualified technician knowledgeable in satellite uplinking at its transmitter locations at all times when signals are being transmitted from any of its Earth Stations to any GE Americom satellite or GE Americom-provided transponder. Customer at its expense shall provide GE Americom with any descrambling or decoding devices which may be required for signal monitoring. The foregoing shall apply to any of Customer's Designees.

D. Satellite access specifications are set forth in Attachment B. Customer agrees to conform its uplink Earth Station transmissions to the specifications in the Users Guide. In addition, at a mutually agreed to time, and prior to transmitting from a Customer-provided Earth Station, Customer shall contact GE Americom's Vernon Valley, New Jersey communications technician and demonstrate Customer's ability to perform in accordance with the access specifications. GE Americom may, upon reasonable notice to Customer, make such inspections of Customer's facilities accessing or operating in conjunction with the Transponder as may be necessary to maintain the Satellite, the Transponders or GE Americom's other facilities used in connection therewith, in satisfactory operating condition. GE Americom will use reasonable efforts to schedule and conduct such inspections so as not to disrupt the operation of Customer's facilities.

ARTICLE 11.  INDEMNIFICATION

A. Because Customer has control of the content of the communications transmitted over the Transponder, during any period Customer accesses, any Transponder, GE Americom, General Electric Company, each of their respective affiliates and subsidiaries and each of their directors, officers, employees, agents and representatives shall be indemnified and saved harmless, by Customer from and against all loss, liability, damage and expense, including, but not limited to reasonable counsel fees and disbursements and expert witness fees, arising out of, related to or in connection with:

         1. Claims for libel, slander, infringement of copyright or other intellectual property rights arising from the material transmitted over any Transponder by Customer or by Customer's Designees, by its customers or by any third party permitted to use the Transponder by Customer; and

         2. Any other claim arising from any use of the Transponder furnished by GE Americom to Customer or Customer's Designees, by any customer of Customer or by any third party permitted by Customer to use the Transponder.

B. Customer as the party obligated to provide indemnification pursuant to this Article 11 (the "indemnitor") shall promptly defend any claims against the Party entitled to indemnification from the indemnitor pursuant to this Article 11 (the "indemnitee") with counsel of the indemnitor's choosing at its own cost and expense. The indemnitee shall cooperate with, and assist as reasonably requested by, the indemnitor in the defense of any such claim, including the settlement thereof on a basis stipulated by the indemnitor (with the indemnitor being responsible for all costs and expenses of defending such claim or making such settlement); provided, however, that (1) the indemnitor will not, without the indemnitee's consent, settle or compromise any claim or consent to any entry of judgment which does not include the giving by the claimant or the plaintiff to the indemnitee of an unconditional release from all liability with respect to such claim, (2) the indemnitee shall be entitled to participate at its sole expense in the defense of any such claim and to employ counsel at its own expense to assist in the handling of such claim, and (3) the indemnitee shall have the right to pay, settle or compromise any such claim as to itself, provided that in such event the indemnitor shall be relieved of any liability or obligation which would otherwise then or thereafter have existed or arisen under this Article 11 in respect of such claim.

ARTICLE 12.  LIMITATION OF LIABILITY

A. No warranties, express, implied, or statutory, including any warranty of merchantability or fitness for a particular purpose, apply to the service provided hereunder or the equipment and facilities used to provide such service. As a material condition of receiving service hereunder at the price specified herein, and in regard to any and all causes arising out of or relating to this Agreement, including but not limited or the use or operation of any of the Satellites, the Transponder used to provide service to Customer hereunder, or of other satellites, transponders, facilities, services or equipment furnished to Customer by GE Americom, including but not limited to TT&C facilities or services, or anything done in connection therewith, regardless of whether occasioned by GE Americom's negligence, shall be limited to a refund or waiver as the case may be, of the applicable charges under Article 3.A, for service for any period after the commencement of the Service Term during which service is not provided and any other applicable refund payable pursuant to Article 17.F. This limitation shall not, however, affect Customer's entitlement to Restoration Services, where applicable in accordance with Article 8.E, in the event of preemption or Transponder Failure. Credits for Interruptions shall be determined in accordance with Article 13.A.

B. GE Americom and its suppliers and subcontractors shall be not be liable, in connection with this Agreement, or the arrangements contemplated hereby, for any indirect, incidental, consequential, punitive, special or other similar damages (whether in contract, tort, strict liability or under any other theory of liability), including but not limited to costs of substitute services or facilities, loss of actual or anticipated revenues or profits, loss of business, customers or good will, or damages and expenses arising out of third party claims. The foregoing exclusion shall apply even if GE Americom has been advised of the possibility of such damages.

C. Neither party shall be liable, in connection with this Agreement, or the arrangements contemplated hereby, for any indirect, incidental, consequential, special or other similar damages, whether in contract or tort, including but not limited to damages resulting from loss of actual or anticipated revenues or profits, or loss of business, customers or good will, strict liability or under any other theory of liability), including but not limited to costs of substitute services or facilities, loss of actual or anticipated revenues or profits, loss of business, customers or good will, or damages and expenses arising out of third party claims. The foregoing exclusion shall apply even if the Party against whom such damages are asserted has been advised of the possibility of such damages.

D. GE Americom shall not be liable for any damages or losses due to: (1) the fault of Customer or of any third party; or (2) the failure or unavailability of satellites, transponders, facilities, services or equipment furnished to Customer by any other entity which may be used in conjunction with GE Americom's satellites, transponders, facilities, services or equipment, or any act or omission of such other entity.

E. The Satellite or the Transponder shall not be used for an unlawful purpose, and such unlawful use shall be grounds for immediate termination of service.

F. It is agreed and understood that the price paid by Customer is a consideration in limiting GE Americom's liability.

ARTICLE 13.  CREDITS FOR INTERRUPTIONS OR OUTAGES

A. Where a credit for Interruptions or Outages is provided under this Agreement, such credit shall be computed as set out in this Article 13.

B. The length of the Interruption shall be measured from the time Customer notifies GE Americom of the Interruption. Such notice may be given by telephone or electronic facsimile. For the purpose of calculating the credit, a month is considered to have thirty (30) days.

         1.       Interruptions of 24 Hours or Less
                  ---------------------------------
                  Credit for Interruptions will be allowed as follows:

                  Length of Interruption             Credit
                  ----------------------             ------

                  Less than 15 minutes               None
                  15 mins. up to but not             including 3 hours 1/10 day
                   3 hrs. up to but not              including 6 hours 1/5 day
                   6 hrs. up to but not              including 9 hours 2/5 day
                   9 hrs. up to but not              including 12 hours 3/5 day
                  12 hrs. up to but not              including 15 hours 4/5 day
                  15 hrs. up to 24 hrs.              inclusive One day


         Two or more Interruptions of fifteen (15) minutes or more, during any period up to but not including three (3) hours, shall be considered as one Interruption. Interruptions Over 24 Hours

         2.      Interruptions Over 24 Hours
                 ---------------------------

         Credit will be allowed in one-fifth (1/5) day multiples for each three
(3) hour period of Interruption or fraction thereof, no more than one full day's credit will be allowed for any period of twenty four (24) hours.

C. An allowance will not be made where the Interruption is a result of, or attributable in whole or in part, to:

                  (1.)     Customer's negligence or willful acts, or the
negligence or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates, customers and viewers, or any of them; or

                  (2.)     The failure of local television channels or
transmission lines or equipment provided by Customer; or

                  (3.)     The failure or nonperformance of any earth station
not provided by GE Americom; or

                  (4.)     Any cause for which GE Americom otherwise is not
responsible under Articles 12 or 14.


ARTICLE 14.  FORCE MAJEURE

A. Neither party shall be liable to the other for any failure of or delay in performance hereunder due to causes beyond its reasonable control. These causes include but are not limited to acts of God; fire, flood or other natural catastrophes, the need to comply with any law or any rule, order, regulation or direction of the United States Government, or of any other government, including state and local governments having jurisdiction over either party, or of any department, agency, commission, bureau, court or other instrumentality thereof, or of any civil or military authority; national emergencies; insurrections; riots; acts of war; quarantine restrictions; embargoes; or strikes, lockouts, work stoppages or other labor difficulties.


B. The parties recognize that authority to position and/or operate C-4, Satcom C-1 and Satcom Spacenet III Satellites are needed from the FCC and that GE Americom's ability to perform is subject to the holding of such FCC authority. GE Americom will proceed in good faith to continue in effect all FCC and other governmental and regulatory authorizations, approvals, licenses and permits which it requires to meet its obligations hereunder.


ARTICLE 15.       CONFIDENTIALITY AND NONDISCLOSURE

A. Customer may issue a public announcement of its plans to use the C-4 Satellite for distribution of its programming, appropriate for release to cable television trade publications, the specific language and date of release of which shall be agreed to in advance with GE Americom. Except as provided in the preceding sentence, both Parties shall hold in strict confidence and neither Party shall disclose to third parties the prices, payment terms, schedules, protection arrangements, restoration provisions and other material terms and conditions of this Agreement, without the prior written consent of the other Party. The restrictions on disclosure to third parties shall apply to each Party's parent, subsidiaries and affiliates (including their respective employees, agents, representatives, independent auditors and legal counsel).

B. Customer hereby acknowledges that all information provided to Customer related to the design and performance characteristics of each the Satellites, and any subsystems or components thereof including the Transponder, is confidential and proprietary and is not to be disclosed to third persons, without the prior written consent of GE Americom.

C. To the extent that either Party discloses to the other any other information which it considers proprietary, said Party shall identify such information as proprietary when disclosing it to the other Party by marking it clearly and conspicuously as proprietary information. Any proprietary disclosure to either Party, if made orally, shall be promptly confirmed in writing and identified as proprietary information, if the disclosing Party wishes to keep such information proprietary under this

Agreement. Any such information disclosed under this Agreement shall be used by the recipient thereof only in its performance under this Agreement. Neither Party shall be liable for disclosure or use of such information marked as proprietary information as provided above which:

       1. is or becomes available to the public from a source other than the receiving Party before or during the period of this Agreement;

       2.  is released without restrictions in writing by the disclosing Party;

       3. is lawfully obtained by the receiving Party from a third party or parties, not bound by an obligation of confidence;

       4.  is known by the receiving Party prior to such disclosure; or

       5. is at any time developed by the receiving Party completely independently of any such disclosure or disclosures from the disclosing Party.

D. Neither Party shall be liable for the inadvertent or accidental disclosure of such information marked as proprietary, if such disclosure occurs despite the exercising of the same degree of care as the receiving Party normally takes to preserve and safeguard its own proprietary information; provided that the receiving Party takes no less than reasonable care.

E. Neither Party shall be liable for the disclosure of any information which it receives under this Agreement pursuant to judicial action or decree, or pursuant to any requirement of any Government or any agency or department thereof, having jurisdiction over such Party, provided that in the opinion of counsel for such Party such disclosure is required; and provided, further that such Party shall have given the other Party notice prior to such disclosure.

F. No license to the other Party, under any patents, is granted or implied by conveying proprietary information or other information to that Party and none of such information which may be transmitted or exchanged by the respective Parties shall constitute any representation, warranty, assurance, guaranty, or inducement by either Party to the other with respect to the infringement of patents or other rights of others.

G. Neither Party shall issue a public notice or a news release concerning this Agreement and the transactions contemplated hereby without the prior approval of the other, which approval shall include the right to approve the form, content and timing of any such release.

ARTICLE 16.  NOTICES

A. Notice of Interruptions or Outages, or of other technical or operational matters requiring immediate attention, may be given by telephone. GE Americom will designate a point or points of contact where Customer may call on a 7 day-a-week, 24 hour-a-day basis. Any notice given verbally will be confirmed in writing as soon as practicable thereafter pursuant to the procedures set out in Article 16.B.

B. Except as otherwise provided in Article 16.A., all necessary notices, demands, reports, orders and requests required hereunder to be given by one Party to the other shall be in writing and deemed to be duly given on the same business day if sent by electronic means (i.e., telex, electronic mail or facsimile) or delivered by hand during the receiving Party's regular business hours, or on the date of receipt if sent by pre-paid overnight, registered or certified mail, and addressed as follows:


             If to be given to Customer:

             Ms. Barbara Laurence
             President
             Global Shopping Network
             1740 Broadway, Seventeenth Floor
             New York, New York 10019

             Fax No. (212) 246-4463
             Phone (212) 246-9000


             If to be given to GE Americom:

             Vice President, Commercial Services
             GE American Communications, Inc.
             Four Research Way
             Princeton, NJ 08540-6684
             Fax No. (609) 987-4517
             Phone (609) 987-4230

             with a copy to:

             Director, Commercial Services
             GE American Communications, Inc.
             Four Research Way
             Princeton, NJ 08540-6684
             Fax No. (609) 987-4157
             Phone (609) 987-4151


C. Each Party may, on written notice to the other, specify another address or individual to serve as a point of contact for that Party.


ARTICLE 17.  TERMINATION

A. Either Party may terminate this Agreement within ninety (90) days after it acquires knowledge of an event listed below and upon ten (10) days' prior written notice of intent to terminate to the other Party:

       1. If the FCC denies, revokes or suspends any authorization, approval, license or permit required to position or operate the Satellite on which Customer is taking service, or otherwise to provide service to Customer on the terms and conditions contained in this Agreement, and GE Americom is unable to obtain relief from the FCC's action enabling performance of GE Americom's obligations hereunder within one hundred eighty (180) days of the FCC's action becoming administratively final and not subject to further FCC review.

       2. If the other Party is unable to perform its obligations under this Agreement as a result of its becoming insolvent or the subject of insolvency proceedings, including, without limitation, if the other Party shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the other Party for the benefit of creditors, or if a receiver, conservator, trustee in bankruptcy or other similar officers shall be appointed to take charge of all or any substantial part of the other Party's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the other Party under any provisions of the Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if the other Party shall file a petition for such reorganization or for an arrangement under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.

B. Customer may terminate this Agreement within ninety (90) days after Customer acquires knowledge of the event described herein and upon ten (10) days' prior written notice of intent to terminate to GE Americom, if Customer's Transponder provided under this Agreement does not meet in all material respects the Transponder Performance Specifications set forth in Attachment A on the commencement date of the Service Term herein; provided, however, that before Customer may terminate for reasons specified in Article 17.B., GE Americom shall be given thirty (30) days to bring Customer's Transponder into compliance in all material respects with the Transponder Performance Specifications.

C. GE Americom may terminate this Agreement within ninety (90) days after GE Americom acquires knowledge of an event listed below and upon written notice of intent to terminate to Customer:

       1. If Customer defaults in making any of the payments due to GE Americom hereunder and does not cure such default within five (5) business days of the date specified for such payment.

       2. If Customer fails to deliver the Security Deposit in whole or in part, and does not cure such failure within five (5) business days of the date specified in Article 3 hereof for such delivery.

       3. If Customer does not maintain the Letter of Credit in full force and effect in accordance with Article 3.E. hereof

       4. If Customer's use of any Transponder provided hereunder fails to conform: (a) with the satellite access procedures set forth in Article 10 and Attachment B, and such nonconforming use, in GE Americom's reasonable judgment, harms or presents a threat of harm to the satellite, or to the use of the satellite by others, and Customer does not, in either case, immediately upon being notified by GE Americom of such nonconforming use, bring Customer's operations into compliance with such satellite access procedures and the users Guide; or (b) with the Use of Transponders specified in Article 7, and Customer does not within five (5) business days of notice by GE Americom comply with such Use of Transponders.

D. In the event this Agreement is terminated in accordance with Article 4, or either Party terminates this Agreement due to causes specified in Article 17.A.1., or Customer terminates this Agreement due to causes specified in
Article 17.B., GE Americom shall refund to Customer so much of Customer's payments under Article 3. as has not been applied to service taken before termination.

E. In the event Customer terminates service on any Transponder provided hereunder for reasons other than those for which termination by Customer is provided under this Agreement, or in the event of termination of transponder service to Customer by GE Americom due to causes specified in Article 17.A.2.
or 17.C. or Article 18., GE Americom shall be entitled to retain any amounts previously paid by Customer under Article 3 as liquidated damages. In such circumstances, Customer shall immediately cease transmissions using the service on the Transponder. In addition, GE Americom in its sole discretion may, elect to either (i) pursue any rights and remedies that GE Americom may have at law, in equity or otherwise or (ii) recover from Customer the Termination Value. If GE Americom elects to recover the Termination Value pursuant to clause (ii) of the preceding sentence and collects from Customer the full amount of such Termination Value, GE Americom thereafter shall pay to Customer ****************
********************************************************************************
of the gross proceeds received by GE Americom from the sale of the Transponders to a third party, or from the provision of service to a third party using the Transponders prior to the Projected Termination Date, up to the amount of the Termination Value paid by Customer. Such amount of the gross proceeds shall be remitted to Customer within sixty (60) days of receipt thereof by GE Americom. GE Americom agrees to use reasonable efforts to obtain a qualified replacement customer, but shall not be required to obtain a customer for the service on the surrendered Transponder before obtaining a customer for any other unused transponder, to obtain any particular customer or to set any particular minimum price in connection with such service.

F. The payment of a refund to Customer under this Article 17, or the granting of a credit under Article 13, where such a refund or credit is provided, shall be Customer's sole and exclusive remedy under this Agreement for the unavailability of service on the Transponder and/or the Restoration Services.

G. The termination of this Agreement will not relieve either Party from fulfilling any outstanding financial obligations to the other, for services provided up to and including the date of termination, or constitute a waiver (unless expressly provided otherwise in this Agreement) by either Party of any other rights and remedies it may have against the other under this Agreement.

H. If upon expiration or termination of this Agreement for any reason by either party, GE Americom is unable to regain the use of all, or any part of, any Transponder free and clear of any claims or liens arising as a result of the use of such Transponder by Customer or any third party permitted by Customer to use the service on the Transponder, including, but not limited to, claims of a debtor in bankruptcy, then in addition to all other remedies available to GE Americom pursuant to this Agreement, at law, in equity or otherwise, Customer shall be obligated, without regard to any such termination or expiration of this Agreement, to pay GE Americom service charges at the rate specified in
Article 3.A.

       In addition to all other amounts payable under this Agreement, GE Americom shall be entitled to recover from Customer (i) costs of collection of any such amounts, including reasonable attorneys' fees and disbursements and
(ii) costs, including reasonable attorneys' fees and disbursements, incurred in seeking to prevent use of the service contrary to the terms of this Agreement.

ARTICLE 18.  CONTENT OF TRANSMITTED COMMUNICATIONS

A. Customer and Customer's Designees will not transmit communications depicting or describing "sexually explicit conduct" as defined in 18 U.S.C. (S) 2256(2) unless the depiction or description of such conduct in a communication is integrally related to and advances the thematic content of the communication and such content has serious literary, artistic, political or scientific value.

B. GE Americom may terminate, prevent or restrict any communications using the service provided hereunder as a means of transmission if such actions (1) are undertaken at the request or by direction of a governmental agency (including the FCC), or (2) are taken subsequent to the institution against GE Americom, Customer, or Customer's Designees, any legal entity affiliated with any of them, or any of the directors, officers, agents or employees of the Parties, Customer's Designees or their affiliates, of criminal, civil or administrative proceedings or investigations based upon the content of such communications, other than civil proceedings for libel, slander, or infringement of copyright or other intellectual property rights ("Article 11 Proceedings"), which shall be governed by Article 11.

C. GE Americom may terminate, prevent or restrict any communications using the service provided hereunder as a means of transmission if, in the judgment of GE Americom's counsel, (1) such actions are reasonably appropriate to avoid violation of applicable law; or (2) there is a reasonable risk that criminal, civil or administrative proceedings or investigations based upon the content of such communications (other than Article 11 Proceedings) will be instituted against GE Americom, any affiliated company, or any of the directors, officers, agents or employees of GE Americom or its affiliated companies; or (3) such communications will expose GE Americom to costs, expenses, liability, damages, fines or other penalties from which GE Americom is not adequately protected by arrangements for compensation, indemnity and insurance provided by Customer. Under the circumstances set forth in the preceding sentence, GE Americom shall provide two-days advance notice to Customer that it intends to take action to terminate, prevent or restrict such communications, in which event Customer or Customer's Designees, as appropriate, may, during the period of notice, either
(a) suspend, and agree to continue to suspend, use of the service to transmit any communication which is the subject of the notice, and any communication of a similar nature, until such time as, in the opinion of GE Americom's counsel, the communications can be resumed without risk, in which event GE Americom will not terminate, prevent or restrict such communications pursuant to the preceding sentence so long as Customer and Customer's Designees, as appropriate, remain in compliance with the terms of said agreement and this Article, or (b) obtain injunctive relief against actions by GE Americom to terminate, prevent or restrict such communications.

D. A decision by GE Americom at any time that action to terminate, prevent or restrict communications is or is not warranted shall not operate to, or be deemed to, limit or waive GE Americom's right to take or not take action at another time to terminate, prevent or restrict communications.

E. In the event any criminal, civil or administrative proceeding or investigation (other than an Article 11 Proceeding) is instituted against GE Americom, any legal affiliate thereof, or any of the directors, officers, agents or employees of GE Americom or its affiliated companies (the "Indemnified Parties"), based upon the content of any communication which is transmitted using the service provided hereunder, Customer shall indemnify and save harmless the Indemnified Parties from all costs expenses (including attorney fees and expert witness fees), liabilities and damages of any nature, including without limitation, to the extent permitted by law, any fines or other penalties resulting from or arising out of such proceedings or investigations. GE Americom shall have the right, but not the obligation, to require Customer to conduct the defense of GE Americom in any such proceedings or investigations at the expense of Customer. If GE Americom elects to conduct its own defense, Customer shall nevertheless remain liable for all costs, expenses, liabilities and damages resulting from or arising out of such proceedings or investigations.


Article 19.  GENERAL PROVISIONS

A. Nothing contained in this Agreement shall be deemed or construed by the Parties or by any third party to create any rights, obligations or interests in third parties, or to create the relationship of principal and agent, partnership or joint venture or any other fiduciary relationship or association between the Parties.

B. No failure on the part of either Party to notify the other Party of any noncompliance hereunder, and no failure on the part of either Party to exercise its rights hereunder shall prejudice any remedy for any subsequent noncompliance, and any waiver by either Party of any breach or noncompliance with any term or condition of this Agreement shall be limited to the particular instance and shall not operate or be deemed to waive any future breaches or noncompliance with any term or condition. All remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by a Party of any such right or remedy shall not preclude the exercise of any other right or remedy available under this Agreement in law or in equity.

C. This Agreement shall be construed and enforced in accordance with the substantive laws of the State of New Jersey, without regard to principles of conflicts of law. The Parties hereby consent to and submit to the jurisdiction of the federal and state courts located in the State of New Jersey, and any action or suit under this Agreement may be brought by the Parties in any federal or state court with appropriate jurisdiction over the subject matter established or sitting in the State of New Jersey. The Parties shall not raise in connection therewith, and hereby waive, any defenses based upon the venue, the inconvenience of the forum, the lack of personal jurisdiction, the sufficiency of service of process (as long as notice of such action or suit is furnished in accordance with Article 16.B. hereof) or the like in any such action or suit brought in the State of New Jersey.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUCH ACTION OR SUIT.


D. This Agreement shall inure to the benefit of and shall be binding upon the Parties, and subject to Article 7., their successors and assigns.

E. All headings in this Agreement are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit or describe the scope of this Agreement or the intent of any article, paragraph or subparagraph hereof.

F. All attachments attached to this Agreement shall be deemed part of this Agreement and incorporated herein as if fully set forth herein, and in the event of a variation or inconsistency between the text of this Agreement and the Attachments attached hereto, this Agreement shall govern.

G. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each were upon the same Agreement.

H. Where appropriate, the use of the plural word shall include its singular and the use of the singular word shall include its plural.

I. This Agreement is subject to all applicable laws and regulations, including without limitation the Communications Act of 1934, as amended, and the Rules and Regulations of the FCC.

J. Unless specifically provided otherwise herein, each party shall bear its respective costs and expenses in connection with the preparation, execution, delivery and performance of this Agreement.

K. This Agreement and GE Americom's performance hereunder are conditional upon the occurrence of certain events, including the ability of GE Americom to make the preemptible service on the Transponder on C-4 available. GE Americom shall use all reasonable efforts to notify Customer in writing of the availability (the "Notice of Availability") of such Transponder on or before April 30, 1996, but in no event later than June 15, 1996. GE Americom shall have no obligation or liability to Customer and this Agreement shall automatically cease and be of no further force or effect and neither Party shall have any claim for compensation or charges against the other Party.

L. This Agreement, including all attachments, represents the entire understanding and agreement between the Parties with respect to the subject matter hereof, supersedes all prior negotiations and agreements between the parties concerning that subject matter, and can be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both Parties.

       In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid or unenforceable provision shall be replaced by a provision which, being valid and enforceable, comes closest to the intention of the Parties underlying the invalid or unenforceable provisions.


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, effective on the date first above written.

GE AMERICAN COMMUNICATIONS, INC.

By: /s/ Andreas Georghiou
   -----------------------------
     (Signature)

Name: Andreas Georghiou
     ---------------------------
     (Typed or printed name)

Title: VP, Satellite Services
      --------------------------
Date:  3/27/96
      --------------------------

GLOBAL SHOPPING NETWORK

By: /s/ Rachamin Anatian
   -----------------------------
     (Signature)

Name: Rachamin Anatian
     ---------------------------
     (Typed or printed name)

Title: C.E.O.
      --------------------------
Date:  3/22/96
      --------------------------

                                  ATTACHMENTS

Attachment A -- Transponder Performance Specifications

Attachment B -- Commercial Operations System Users Guide

Attachment C -- Letter of Credit

                                 ATTACHMENT A

                    TRANSPONDER PERFORMANCE SPECIFICATIONS

                              SATCOM C-3 AND C-4

1.0      NOMINAL RF CHANNEL SPECIFICATIONS (INFORMATIONAL)
         -------------------------------------------------

1.1      Channel Configuration
         ---------------------

The satellite shall have a frequency and polarization plan, as shown in Figure 1. Operating RF channels will be assigned by GE Americom to the customer in accordance with the contract.

1.2      Frequency Translation
         ---------------------

The satellite channel shall provide a net frequency decrease of 2225 MHz between uplink and downlink. The net translation error including initial tolerance shall not exceed plus/minus 10 parts in 10/6/ over the operating lifetime of the satellite.

                                              (D/O Transponder Performance Specs

                                                                   Attachment A)


2.0      Standards for GE Americom Operational Satellites
         ------------------------------------------------

The following are the standards of performance to be provided by GE Americom's RF Channel Service at delivery of transponders:

(A) Effective Isotropic Radiated Power (EIRP): The nominal single-carrier, saturated satellite RF channel EIRP, at transponder center frequency, will equal or exceed the following values at the locations given at delivery. These values will be confirmed by measurements taken at Vernon Valley, NJ and South Mountain, CA. If spare transponders are used to restore failed transponders, the EIRP values will be about
         0.5 dB lower.

                       Location                         EIRP C3/C4 @ 131(degree)W
                       --------                         -------------------------
         Conus*                                37.0 dBW Plus Minus 2 dB (measurement tolerance)

         Fairbanks, Alaska                     31.0 dBW Plus Minus 2 dB (measurement tolerance)

         Hawaii                                31.0 dBW Plus Minus dB (measurement tolerance)

         Puerto Rico                           31.0 dBW Plus Minus dB (measurement tolerance)

         *All locations in the contiguous U.S. excluding Maine north of Portland, Florida south of Miami, and Texas south of Corpus Christi.

PAGE>

(B) Saturation Flux Density (SFD): The nominal single-carrier flux density required at the input of the satellite to saturate the RF channels, at transponder center frequency, will not exceed the following values with carriers transmitted from earth stations at the locations specified below:


                         Location                          SFD* C3/C4 @ 131(degree)W
                         --------                          -------------------------
         Conus                                 -86.0 dBW/m/2/ (plus)(minus) 2 dB (measurement tolerance)

         Fairbanks, Alaska                     -86.0 dBW/m/2/ (plus)(minus) 2 dB (measurement tolerance)

         Hawaii                                -86.0 dBW/m/2/ (plus)(minus) 2 dB (measurement tolerance)

         Puerto Rico                           -83.0 dBW/m/2/ (plus)(minus) 2 dB (measurement tolerance)

         *Saturation Flux Density values shown are for a Flux Control Attenuator
         (FCA) setting of 0 dB.

(C) Satellite G/T. The nominal spacecraft G/T for the RF channels provided, at transponder center frequency, will equal or exceed the following values at the locations specified below:


                       Location                         SFD* C3/C4 @ 131(degree)W
                       --------                         -------------------------
         Conus                                 -4.0 dB/K (plus)(minus) 2 dB (measurement tolerance)

         Fairbanks, Alaska                     -4.0 dB/K (plus)(minus) 2 dB (measurement tolerance)

         Hawaii                                -4.0 dB/K (plus)(minus) 2 dB (measurement tolerance)

         Puerto Rico                           -6.0 dB/K plus/minus 2 dB (measurement tolerance)

         The RF channel shall be deemed to have failed, as follows:

(D) The RF channel shall be deemed to have failed if the nominal performance characteristics specified in subparagraph (A), (B) or (C) are degraded by 3.0dB (measurement tolerance plus/minus 2dB) and the Buyer ceases to use the RF channel.

                                   FIGURE 1

                           FREQUENCY ALLOCATION PLAN

                                   DOWNLINK


           3720      3760      3800      3840     3880       3920     3960      4000      4040     4080     4120    4160    4199.5
           ----      ----      ----      ----     ----       ----     ----      ----      ----     ----     ----    ----
POL A        1         3         5         7        9         11       13        15        17       19       21      23
                                                                                                                            TLM

      3700.5    3740      3780      3820     3860      3900       3940      3980     4020      4060     4100    4140    4180
                ----      ----      ----      ----     ----       ----      ----     ----      ----     ----    ----    ----
POL B            2         4         6         8        10         12        14       16        18       20      22      24
        TLM

                                                           UPLINK

           5945      5985      6025      6065     6105       6145     6185      6225      6265     6305     6345    6385    6423.5
           ----      ----      ----      ----     ----       ----     ----      ----      ----     ----     ----    ----
POL B        1         3         5         7        9         11       13        15        17       19       21      23
                                                                                                                            CMD

                5965      6005      6045     6085      6125       6165      6205     6245      6245     6285    6365    6405
                ----      ----      ----     ----      ----       ----      ----     ----      ----     ----    ----    ----
POL A            2         4         6         8        10         12        14       16        18       20      22      24

                           CENTER FREQUENCIES (MHZ)

                                                          TLM = TELEMETRY BEACON
                                                            CMD = COMMAND UPLINK
                                                              POL = POLARIZATION

    NOTE:  1) POLARIZATIONS ARE SWITCHABLE BETWEEN HORIZONTAL AND VERTICAL

    2) NUMBER BELOW CHANNEL CENTER FREQUENCY REFERS TO TRANSPONDER IDENTITY

                                                      GE American Communications

                             COMMERCIAL OPERATIONS
                              SYSTEMS USERS GUIDE

                                   JUNE 1995

                          GE AMERICAN COMMUNICATIONS

                             COMMERCIAL OPERATIONS

                              SYSTEMS USERS GUIDE

                                   JUNE 1995

           ----------------------------------------------------
                             This guide supersedes

                   COMMERCIAL OPERATIONS SYSTEM USERS GUIDE

                                 OCTOBER 1993
           ----------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                Page
         1.       Scope                                                                            1
         2.       Applicable Documents                                                             1
         3.       Business Interface                                                               1
         4.       Technical Operations Interface                                                   1
         5.       Technical Operation Parameters                                                   2
         6.       Earth Station Requirements                                                       2
         7.       Box Centers and Antenna Alignments                                               4
         8.       Spacecraft Performance                                                           4
         9.       Spacecraft Access                                                                4
         10.      Single Channel Per Carrier (SCPC) Traffic                                        6
         11.      Spacecraft Reconfiguration                                                       7
         12.      Good Nights                                                                      8
         13.      Trouble Reporting                                                                7

         Appendix A - GE Americom Transmission Standards                                           9

                  Table 1A - C-Band Frequency Plan                                                10
                  Table 1B - K-1/K-2 Frequency Plan                                               11
                  Table 2 - Full Transponder Video Transmission Parameters                        12
                  Table 3 - Ku-band Half Transponder Video Transmission Parameters                13

         Appendix B - Spacenet and GSTAR Transmission Standards                                   14

                  Table 1 - Spacenet 2, 3 Frequency Plan                                          15
                  Table 2 - Spacenet 4 Frequency Plan                                             16
                  Table 3 - GSTAR Frequency Plan                                                  17
                  Table 4 - Spacenet 2, 3, 4 Video Transmission Parameters                        18

         GE Americom Summary                                                                      19

1.       Scope
         -----

         This document outlines the technical requirements and procedures for use of the spacecraft operated by GE Americom. This GE Spacecraft offer excellent performance; however, the users must adhere to Americom technical standards in order to insure optimum performance for themselves and other users.

2.       Applicable Documents
         --------------------

         The document listed below forms a part of this document to the extent specified herein:

                  FCC Rules and Regulations, Part 25, Satellite Communication, paragraph #209, "Antenna Performance Standards."

3.       Business Interface
         ------------------

         Arrangements for full-time service on or purchase of full or partial transponders on Americom's satellites should be made through GE Americom's Headquarters in Princeton, New Jersey:

                  .    Broadcast, Cable and Business Services (609) 987-4230
                  .    Government Services                (609) 987-4088

         Arrangements for Video transmission on a part-time or occasional use can be made through the Video Services Office also located at GE Americom's Headquarters:

                  .    Nationwide                (800) 752-7755
                  .    Facsimile                 (609) 987-4445
                  .    Telex                     239811
                  .    Princeton, New Jersey     (609) 987-4144

4.       Technical Operations Interface
         ------------------------------

         The primary technical operations interface for spacecraft users is the GE Americom Technical Operations Center (TOC) located in Vernon Valley, New Jersey:

                  .    Nationwide                         (800) 255-6122
                  .    Vernon Valley, New Jersey          (201) 827-9400
                  .    Facsimile                          (201) 827-8584

         Checking of cross-polarization isolation and transmission parameters will be conducted by either the Vernon Valley TOC or GE Americom's South Mountain Earth Station after access is cleared.

         The acquisition of the GSTAR and Spacenet fleet has provided GE Americom with additional spacecraft resources and additional TOC facilities. The Vernon Valley TOC will remain as the primary technical operations center for spacecraft users. For those users on GSTAR 1, 2, 3, 4 and Spacenet 3 or 4, spacecraft access should be coordinated through GE Americom's TOC located in Woodbine, Maryland:

                  .    Nationwide                (800) 772-2363
                  .    Woodbine, Maryland        (410) 549-4381
                  .    Facsimile                 (410) 549-4388

5.       Technical Operation Parameters
         ------------------------------

         Appendix A contains the standard parameters for video and audio transmission using the Satcom spacecraft. Appendix B contains the standard parameters for using the Spacenet and GSTAR spacecraft. If a customer requires transmission parameters other than those specified in Appendix A or Appendix B, approval must be obtained from GE Americom. The proposed transmission parameters will be reviewed to assure that they will not cause unacceptable degradation or interference to other traffic on the spacecraft or on other spacecraft.

6.       Earth Station Requirements
         --------------------------

         Earth stations accessing the GE Americom spacecraft shall meet the requirements contained in the following subparagraphs. GE Americom reserves the right to physically inspect the earth station site to insure compliance with these requirements.

         a) The earth station shall be under the control of trained technicians at all times. The telephone number of the control point for the earth station shall be on file with GE Americom's TOC. This control point shall have the ability and the authority without reference to other management to cease transmission at any time if directed by GE Americom.

         b) The earth station antenna shall conform to the FCC sidelobe pattern of:

                    I(degree)(less than) 0 (less than or equal to
                                                   7(degree), 29 - 25 log 0, dBi

                    7(degree)(less than) 0 (less than) 9.2(degree), + 8 dBi

                    9.2(degree)(less than) 0 (less than or equal to) 48(degree),
                                                               32 - 25 log 0 dBi

                    48(degree)(less than) 0 (less than or equal to) 180(degree),
                                                                         -10 dBi


         c) Antennas not meeting this pattern shall be identified to the TOC and conditionally accepted on a case-by-case basis.

                  The system polarization isolation as measured by GE Americom shall be -29 dB (transmit antenna, spacecraft, receive antenna) or better. The uplink facilities shall be capable of maintaining this minimum isolation at all times. Periodic checks will be made by GE Americom to insure compliance.

         d) The maximum uplink power from a customer's earth station shall be monitored and approved by GE Americom. Only sufficient power to saturate the TWTA transponders or establish the optimum operating point for SSPA transponders shall be used. This may be 77 dBW or less, but in no event greater than 84 dBW in the contiguous 48 states for nine meter or larger antennas, and no more than 26.5 dBW into the feed for antennas smaller than 9 meters for C-band and 27 dBW into the feed for Ku-band antennas smaller than 5 meters.

         e) For Ku-band transponders, saturation shall only be determined with the transponder in LINEAR mode. For Ku-band half transponder operation, the optimum backed-off operating point must be accurately determined to insure equal power sharing between customers and an acceptable level of intermodulation products. Section 9 contains the method for determining the operating point for half transponder operation. Once determined, half transponder customers shall not adjust power without coordination with the TOC.

         f) The TOC will assist the customer in assuring correct power settings. Once determined, the customer shall keep a record in the station log of the power settings for each transponder and type of service. If the station configuration is changed in any way that affects uplink EIRP, the TOC shall be contacted and arrangements made for GE Americom to work with the customer and reestablish operating parameters.

         g) An Energy Dispersal Frequency (EDF) shall be applied to TV carriers so that a 30 Hz triangular baseband waveform causes a 1 MHz peak RF deviation when no video baseband signal is present.

         h) Modulators with offset center frequencies which result in an asymmetrical distribution of power around the assigned center frequency shall not be used in the GE Americom system; i.e. SA7550 Exciter in SYNC REF AFC MODE.

         i) GE Americom recommends that all customers transmitting television programming include Vertical Interval Test Signals
                  (VITS) as part of their transmissions. It is recommended that an FCC or NTC Combination and an FCC or NTC Composite be transmitted. This allows GE Americom to assist customers in the event of transmission problems. The TOC has video and audio measurement capability on all transponders in the GE Americom system.

         j) The TOC requires the capability to monitor unscrambled video of all GE Americom customers. For occasional or short-term customers, the TOC will provide the address to be authorized by the customer for either VideoCipher or B-MAC descramblers. For Occasional Video "Until Further Notice" (UFN) customers transmitting more than 20 hours a week in the GE Americom system, it is recommended that the customer shall supply a descrambler to the TOC at no cost to GE Americom.

         k) Customers having transportable earth stations must meet all of the requirements noted above. In addition, the customer must supply to the TOC the station FCC authorization ID, date of grant and antenna model and manufacturer.

         l) In accordance with Section 25.308 of FCC Rules, all satellite video uplink transmissions must be equipped with an automatic transmitter identification system (ATIS). Uplink equipment
                                                            ----------------
                  manufactured on or after March 1, 1991 shall use the FCC-
                  --------------------------------------
                  specified subcarrier based ATIS approach. The ATIS signal shall be a separate subcarrier which is automatically activated whenever any RF emissions occur. The encoder shall be integrated into the uplink transmitter chain in a method that cannot easily be defeated. Uplink equipment manufactured
                                                  -----------------------------
                  before March 1, 1991 will be permitted to use either the FCC
                  --------------------
                  subcarrier based ATIS or the SID-AMOL vertical blanking interval ATIS used by some uplinkers prior to March 1, 1991.

                  Video uplink transmissions not having automatic transmitter identification will be reported to the FCC.

7.       Box Centers and Antenna Alignments
         ----------------------------------

         All geosynchronous spacecraft move about in latitude, longitude and altitude within their defined stationkeeping box. GE Americom maintains its C-band spacecraft within plus or minus 0.1(degree) (+/-45 miles) in latitude and longitude and the Ku-band spacecraft within plus or minus 0.05(degree). In practice, they are actually maintained much closer than this. Periodically, the spacecraft is exactly (+/-.005(degree)) in the center of the box. The dates and times of these box centers are announced on a recording:

                  *        Nationwide                  (800) 526-4214

         These box center opportunities should be utilized to align non-tracking earth station antennas on a particular spacecraft in azimuth, elevation and polarization. A spectrum analyzer or other device responding to signal levels can be used to peak up the antenna. This assures optimum system performance no matter where the spacecraft is in the box. Once correctly adjusted and tightened down, the antenna should not have to be adjusted again in azimuth and elevation unless it is moved or damaged. Polarization may have to be optimized by the TOC when a carrier is first transmitted.

8.       Spacecraft Performance
         ----------------------

         Each of the Satcom spacecraft have slightly different geographical coverage and uplink and downlink performance. For information on specific transponder performance (EIRP/FTOP) or geographic coverage information, contact GE Americom's Manager, Customer and Technical Services at (609) 987-4191.

9.       Spacecraft Access
         -----------------

         Access to a GE Americom satellite transponder is arranged by calling the Technical Operations Center (TOC). The TOC must determine that the request is valid and authorized.

         The validation process will be expedited for Occasional Video Service by using the Confirmation Number. For Occasional Video Services the Confirmation Number is provided by the Video Services Office at the time the order for service is placed. The Confirmation Number, which is also used for billing purposes, can be obtained by calling Video Services at (800) 752-7755.

         The procedure for accessing a GE Americom spacecraft is as follows:

         a) The earth station shall be aligned on the spacecraft and the uplink equipment aligned on the correct frequency and polarization in accordance with the requirements of Appendix A or Appendix B.

         b) The customer earth station shall call the TOC, identify their company name and transmit city location and request access to the particular spacecraft and transponder. The TOC will determine that the request is valid for the customer.

         c) The TOC will monitor the downlink of the transponder being accessed and direct the customer to transmit a CW clean (no modulation) carrier. When the carrier is up, the

                  TOC will verify the power operating point and polarization isolation. If they are not correct, the TOC will assist the customer earth station in optimizing the transmission. When optimized, the TOC will direct that modulation be applied and will check for correct deviation. If all parameters are within spec, the customer will be notified that the transmission is acceptable, the technicians will exchange initials and both activities will log the event. If the earth station cannot meet transmission requirements, the TOC will direct the carrier to be taken down until the problem can be corrected.

         d) For half transponder video, the procedure is similar to that in 9.c. above, except that it will vary depending on whether another carrier is operating in the transponder.

         e) If there is not another carrier in the transponder, the TOC will direct the customer to bring up his CW carrier and raise power until saturation is achieved. The carrier power will then be backed-off to achieve 3 dB output backoff as measured in downlink EIRP. This will equate to approximately an 8 dB reduction in uplink power. If the customer does not have enough power to saturate the transponder, special arrangements can be made to provide a saturated CW reference carrier. This will allow the customer to establish the proper power operating point. Special requests such as this must be made in advance during the initial contact with the TOC.

         f) If the customer is the second station accessing the transponder, he will be asked to bring up a CW carrier slowly until the signal matches the downlink EIRP of the first carrier as measured on the spectrum analyzer in 3 MHz resolution BW mode with a 1 MHz video filter. When both uplink carriers are equal in power, each of the downlink carriers will be approximately 5 dB below a single saturated carrier.

         g) In all cases, after the operating point is determined, modulation will be applied to the carrier and the transmitter power settings should be noted and entered in the user's station log. If possible, a power meter on the transmitter output coupler should be used for higher accuracy because front panel meters may vary, particularly at the lower power levels.

         h) Some customers sequentially time-share transponders and transition by an uplink hot switch. The two customers shall coordinate the exact time of the hot switch in advance. The uplink preparing to transmit shall coordinate access through the TOC prior to the switch time and shall be on-line with GE Americom at the time of the switch.

         i) The customer may continue to operate his carrier within the previously agreed schedule as long as the carrier remains within the technical requirements. If the carrier exceeds tolerances or is causing interference to other users of the spacecraft or to other spacecraft, the TOC shall direct that the transmission cease immediately. The customer shall insure that duty staff have standing authorization to respond to such requests without referral to other authorities. The customer shall cease transmission until the problem is corrected. Before resuming transmission, the customer must contact the TOC to verify that the problem has been resolved.

10.      Single Channel Per Carrier (SCPC) Traffic
         -----------------------------------------

         Special considerations must be observed for SCPC traffic in addition to those contained in the access procedures in Paragraph 9. Since a large number of carriers share the available bandwidth and power of the transponder, any change to assigned allocations can affect all traffic in the transponder. When an order is accepted by GE Americom for SCPC service, the allowable power and bandwidth that may be used by the customer is precisely specified. It is very important that SCPC power level, center frequency and deviation must not be made by the user without coordination with GE Americom's TOC. Uncoordinated adjustment of carrier parameters can cause interference and degradation of service to other communications in the transponder.

         Some customers are given a percent of total transponder power and bandwidth or are assigned a specific power level to be used within a specific frequency range. These customers are responsible for insuring that their individual carriers do not exceed their contracted allocations or cause interference to other customers. GE Americom will conduct sweeps of the transponder to check power and bandwidth assignments.

         As an aid to setting and checking SCPC power levels, there are 10 dBW unimodulated reference carriers transmitted by GE Americom on the following transponders with their respective frequencies:



                                          Transmit             Receive
                                          --------             -------
         Satcom K-1, transponder 1        14012.20 MHz         11712.20 MHz
         Satcom K-2, transponder 2        14058.55 MHz         11758.55 MHz
         Satcom C-5, transponder 3         5985.00 MHz          3760.00 MHz
         Satcom C-5, transponder 21        6346.00 MHz          4121.00 MHz

When using these reference carriers for comparison, the carrier under test must be unmodulated.

11.      Spacecraft Reconfiguration
         --------------------------
         Some spacecraft have the capability to be reconfigured for different input attenuation, operation in LINEAR or LIMITER mode and/or downlink beam switching. The procedure for spacecraft reconfiguration is as follows:

         -- The customer shall supply to the TOC a written list of the persons in their organization authorized to request the reconfigurations allowed in their contract.

         --   These persons may contact the TOC and request a reconfiguration.
              The TOC will validate the request and pass it on to the TT&C controlling the spacecraft. Depending on other critical operations in progress, the TT&C will accomplish the reconfiguration as soon as possible and notify the TOC who will in turn notify the customer.


                                      54

         -- Changes from LINEAR to LIMITER or vice versa or changes to input attenuators may be requested at any time. Reconfiguration of downlink beams must be coordinated with GE Americom Headquarters and will normally only be done during weekdays between 8:00 a.m.
              and 4:30 p.m. Eastern time when a GE Americom Spacecraft Analyst is on station. Switching input attenuators to 3 dB or less requires approval from GE Americom's Spacecraft Engineering department.

12.      Good Nights
         -----------

         All customers are requested to notify GE Americom's Technical
         Operations Center (TOC) when they have completed transmission to a spacecraft. For Occasional Services, the transmission should be completed by the firm Good Night time contained in the order for service. This is especially important since billing is based on the Start and Good Night times specified in the order for the Occasional
         Services.

         If an Occasional Service transmission is not completed by the scheduled
         Good Night time, the TOC will contact the uplinker and request that the transmission immediately cease. If no other user is scheduled for transmission following the previously scheduled Good Night time, the TOC will allow the uplinker to authorize a change to the ordered Good
         Night time to allow continued transmission. The customer will then be billed according to the revised Good Night Time.

         In the event of a schedule conflict, GE Americom's policy is to give transmission priority to the user who has scheduled a Start time rather than the prior user who has not completed transmission by the scheduled
         Good Night time. Thus, Occasional Service users must use care when defining the Good Night time for a particular event.

13.      Trouble Reporting
         -----------------

         Customers should immediately report any instances of interference to their transmissions to the TOC. The TOC will assist in trying to identify the source of interference and will contact any likely potential interferers. It should be recognized, however, that it is sometimes very difficult to identify the source of interference. The
         TOC has a video tape recorder on-line ready to record any interference whether for investigative purposes or criminal prosecution. The TOC routinely reports all interference incidents to the FCC.

         Suspected degradation or outages in the space segment shall be reported to the TOC, which will coordinate investigation of the problem and testing. Suspected degradation of transponder performance may require the customer to release the transponder at a mutually acceptable time to allow GE Americom time for performance testing.

         Please note that for purposes of billing credit for service outages, the length of the interruption is measured from the time the customer notifies the TOC of the interruption to the time when the customer is notified of the return to service by the TOC.



                                      55

         In the event it becomes necessary to escalate service problems beyond the primary level, the customer is afforded the opportunity to contact
         GE Americom managerial personnel for assistance in resolving any problem:

         Second Level:  Lead TOC Technician   Supervisor of Operations
         ------------   (Vernon Valley)       (Woodbine)
                        Jeff Watts            Luis Jimenez
                        (201) 827-9400        (410) 549-4382

         Third Level:   Manager, Customer Service and Operations
         -----------    Bud Warner
                        (609) 987-4186

         Fourth Level:  Director, Terrestrial Systems
         ------------   Michael Noon
                        (609) 987-4335

         Fifth Level:   Vice President, Government & Technical Operations
         -----------    Walter Braun
                        (609) 987-4172

                                      56


                                  APPENDIX A

                        AMERICOM TRANSMISSION STANDARDS
                        -------------------------------

Frequency and Polarization Plans
--------------------------------

The frequency and polarization plans used on the Satcom C- and Ku-band spacecraft are shown in Tables 1A and 1B. The 54 MHz Ku-band half transponder center transmission frequencies are +/- 12 MHz above and below the transponder center frequencies. The lower half transponder is designated A and the upper half B, thus a half transponder transmission in the upper half of Transponder 10 would be 10B.

Video/Audio Modulation Parameters
---------------------------------

Full Transponder -    Full transponder standard parameters are contained in
                      Table 2. Parameters are for C-band and are optional for
                      Ku-band.

Half Transponder -    Half transponder parameters for 54 MHz Ku-band
                      transponders are contained in Table 3.


                                      57



                                   TABLE 1A

                            C-BAND FREQUENCY PLAN*
                            ----------------------

                             Uplink                           Downlink
                  ----------------------------         ---------------------
  Transponder         Center                            Center
      No.            Frequency            Pol.         Frequency        Pol.
  -----------     ------------            ----         ---------        ----
       1               5945                 H            3720            V
       2               5965                 V            3740            H
       3               5985                 H            3760            V
       4               6005                 V            3780            H
       5               6025                 H            3800            V
       6               6045                 V            3820            H
       7               6065                 H            3840            V
       8               6085                 V            3860            H
       9               6105                 H            3880            V
      10               6125                 V            3900            H
      11               6145                 H            3920            V
      12               6165                 V            3940            H
      13               6185                 H            3960            V
      14               6205                 V            3980            H
      15               6225                 H            4000            V
      16               6245                 V            4020            H
      17               6265                 H            4040            V
      18               6285                 V            4060            H
      19               6305                 H            4080            V
      20               6325                 V            4100            H
      21               6345                 H            4120            V
      22               6365                 V            4140            H
      23               6385                 H            4160            V
      24               6405                 V            4180            H


*This frequency plan applies to all current GE Americom Satcom C-band satellites EXCEPT for Satcom C-1 located at 137(degree) W.L. Satcom C-1 has the opposite
------                                                               --------
polarity from our other satellites. For example, Transponder 1 on Satcom C-1 has a center frequency of 5945 MHz and V polarization on the uplink and a center frequency of 3720 MHz and H polarization on the downlink.

All C-band transponders have 36 MHz bandwidth.

When GE-1 is launched into the 103(degree) W.L. orbital location, its C-band plan will be indentical to Satcom C-1, i.e. Transponder 1 is H polarization on the downlink.


                                   TABLE 1B

                            K-1/K-2 FREQUENCY PLAN*
                            ----------------------
                                    Uplink                                                    Downlink
            ------------------------------------------------           -------------------------------------------------
   Xpdr     Ctr.                                                       Ctr.
   No.      Freq.          A             B              Pol.           Freq.           A             B               Pol.
   -----    -----          -             -              ----           -----           -             -               ----
    1       14029         14017         14041            V             11729         11717         11741              H
    2       14058.5       14046.5       14070.5          H             11758.5       11746.5       11770.5            V
    3       14088         14076         14100            V             11788         11776         11800              H
    4       14117.5       14105.5       14129.5          H             11817.5       11805.5       11829.5            V
    5       14147         14135         14159            V             11847         11835         11859              H
    6       14176.5       14164.5       14188.5          H             11876.5       11864.5       11888.5            V
    7       14206         14194         14218            V             11906         11894         11918              H
    8       14235.5       14223.5       14247.5          H             11935.5       11923.5       11947.5            V
    9       14265         14253         14277            V             11965         11953         11977              H
    10      14294.5       14282.5       14306.5          H             11994.5       11982.5       12006.5            V
    11      14324         14312         14336            V             12024         12012         12036              H
    12      14353.5       14341.5       14365.5          H             12053.5       12041.5       12065.5            V
    13      14383         14371         14395            V             12083         12071         12095              H
    14      14412.5       14400.5       14424.5          H             12112.5       12100.5       12124.5            V
    15      14442         14430         14454            V             12142         12130         12154              H
    16      14471.5       14459.5       14483.5          H             12171.5       12159.5       12183.5            V

NOTE:
----

  A.  All transponders are 45 watts and 54 MHz bandwith.

                                    TABLE 2

                FULL TRANSPONDER VIDEO TRANSMISSION PARAMETERS
                ----------------------------------------------

Video Test Tone Frequency                                [SYMBOL APPEARS HERE]       =                761.6 KHz
Video Test Tone Peak Deviation                           [SYMBOL APPEARS HERE]       =                10.75 MHz
Video Test Tone Level for Bessel Null                    [SYMBOL APPEARS HERE]       =               -13.15 dBm
Video Test Tone Level for Test (1 Vp-p)                  [SYMBOL APPEARS HERE]       =                  2.2 dBM
Energy Dispersal Frequency                               [SYMBOL APPEARS HERE]       =                    30 Hz
Energy Dispersal Peak Deviation                          [SYMBOL APPEARS HERE]       =                    1 MHz
Energy Dispersal Level                                   [SYMBOL APPEARS HERE]       =               -18.41 dBm
Nominal Program Audio Subcarrier Frequency               [SYMBOL APPEARS HERE]       =                  6.8 MHz
Subcarrier Peak Deviation on Main Carrier                [SYMBOL APPEARS HERE]       =                    2 MHz
Audio Test Tone Frequency                                [SYMBOL APPEARS HERE]       =                    1 KHz
Audio Test Tone Level at Input to Exciter
   (APL across 600 Ohms)                                 [SYMBOL APPEARS HERE]       =                  0.0.dBM
Audio Test Tone Peak Deviation for Average Program
   Level (APL)                                           [SYMBOL APPEARS HERE]       =                   75 KHz
Audio Test Tone Peak Program Level (PPL)                 [SYMBOL APPEARS HERE]       =                +10.0 dBM
Audio Peak Deviation at PPL                              [SYMBOL APPEARS HERE]       =                  237 KHz
Audio Test Tone Level (1 KHz) for First Bessel Null
   (to result in [SYMBOL] F\at\)                         [SYMBOL APPEARS HERE]       =               -29.88 dBM

NOTE:
----

   A. Exciters shall have a 36 MHz (maximum) IF filter to limit transmit spectrum.

                                    TABLE 3

         54 MHz Ku-BAND HALF TRANSPONDER VIDEO TRANSMISSION PARAMETERS
         -------------------------------------------------------------

Video Test Tone Frequency                               [SYMBOL APPEARS HERE]    =                761.6 KHz
Video Test Tone Peak Deviation                          [SYMBOL APPEARS HERE]    =                  9.1 MHz
Video Test Tone Level for Bessel Null                   [SYMBOL APPEARS HERE]    =               -11.71 dBm
Video Test Tone Level for Test (1 Vp-p)                 [SYMBOL APPEARS HERE]    =                 2.22 dBM
Energy Dispersal Frequency                              [SYMBOL APPEARS HERE]    =                    30 Hz
Energy Dispersal Peak Deviation                         [SYMBOL APPEARS HERE]    =                  1.0 MHz
Energy Dispersal Level                                  [SYMBOL APPEARS HERE]    =               -16.96 dBm
Subcarrier Frequency                                    [SYMBOL APPEARS HERE]    =                  6.2 MHz
Subcarrier Peak Deviation on Main Carrier               [SYMBOL APPEARS HERE]    =                 1.25 MHz
Audio Test Tone Frequency                               [SYMBOL APPEARS HERE]    =                    1 KHz
Audio Test Tone Level at Input to Exciter                                                           0.0.dBM
   (APL across 600 Ohms)                                [SYMBOL APPEARS HERE]    =
Audio Test Tone Peak Deviation for Average Program                                                 60.0 KHz
   Level (APL)                                          [SYMBOL APPEARS HERE]    =
Audio Test Tone Peak Program Level (PPL)                [SYMBOL APPEARS HERE]    =                +10.0 dBM
Audio Peak Deviation at PPL                             [SYMBOL APPEARS HERE]    =                189.7 KHz
Audio Test Tone Level (1 KHz) for First Bessel Null                                                 -28 dBM
   (to result in [SYMBOL APPEARS HERE])                 [SYMBOL APPEARS HERE]    =

NOTE:

   A. All exciters shall have a Ku-band 2:1 Video 25 MHz (Intelsat Mask) IF bandwidth filter.

                                  APPENDIX B

                   SPACENET AND GSTAR TRANSMISSION STANDARDS
                   -----------------------------------------

Frequency and Polarization Plans
--------------------------------

The frequency and polarization plans used on the Spacenet spacecraft are shown in Tables 1 and 2. The frequency and polarization plans for the GSTAR spacecraft are shown in Table 3. The half transponder center transmission frequencies for the C-band 72 MHz and Ku- band 72 MHz transponders are plus/minus 20 MHz above and below the transponder center frequencies. The half transponder center frequencies for the 54 MHz GSTAR transponders are plus/minus 12 MHz above and below the transponder center frequencies.

Video/Audio Modulation Parameters
---------------------------------

Spacenet transponders-Table 2 contains the standard parameters for full and half transponder transmissions.

GSTAR transponders-Use K-1/K-2 parameters found in Appendix A, Tables 2 and 3.

                                    TABLE 1

                         SPACENET 2, 3 FREQUENCY PLAN
                         ----------------------------

                                                   Uplink                             Downlink
                                            ---------------------               ---------------------
     Transponder No.                        Ctr. Freq.       Pol.               Ctr. Freq.       Pol.
                                            ----------       ----               ----------       ----
     C-Band/36 MHz/8.5 Watts
                1                              5945           V                    3720            H
                2                              5985           V                    3760            H
                3                              6025           V                    3800            H
                4                              6065           V                    3840            H
                5                              6105           V                    3880            H
                6                              6145           V                    3920            H
                7                              6185           V                    3960            H
                8                              6225           V                    4000            H
                9                              6265           V                    4040            H
                10                             6305           V                    4080            H
                11                             6345           V                    4120            H
                12                             6385           V                    4160            H

     C-Band/72 MHz/16 Watts

                13                             5985           H                    3760            V
                14                             6065           H                    3840            V
                15                             6145           H                    3920            V
                16                             6225           H                    4000            V
                17                             6305           H                    4080            V
                18                             6385           H                    4160            V

     Ku-Band/72 MHz

                19                            14040           V                   11740            H
                20                            14120           V                   11820            H
                21                            14200           V                   11900            H
                22                            14280           V                   11980            H
                23                            14360           V                   12060            H
                24                            14440           V                   12140            H

                                    TABLE 2

                           SPACENET 4 FREQUENCY PLAN
                           -------------------------

                                                    Uplink                             Downlink
                                            ---------------------               ---------------------
    Transponder No.                         Ctr. Freq.       Pol.               Ctr. Freq.       Pol.
    ---------------                         ----------       ----               ----------       ----
    C-Band/36 MHz/8.5 Watts
                1                              5945           H                    3720            V
                2                              5985           H                    3760            V
                3                              6025           H                    3800            V
                4                              6065           H                    3840            V
                5                              6105           H                    3880            V
                6                              6145           H                    3920            V
                7                              5965           V                    3740            H
                8                              6005           V                    3780            H
                9                              6045           V                    3820            H
                10                             6085           V                    3860            H
                11                             6125           V                    3900            H
                12                             6165           V                    3940            H

     C-Band/72 MHz/16 Watts

                13                             6205           H                    3980            V
                14                             6285           H                    4060            V
                15                             6365           H                    4140            V
                16                             6225           V                    4000            H
                17                             6305           V                    4080            H
                18                             6385           V                    4160            H

     Ku-Band/72 MHz

                19                            14040           V                   11740            H
                20                            14120           V                   11820            H
                21                            14200           V                   11900            H
                22                            14280           V                   11980            H
                23                            14360           V                   12060            H
                24                            14440           V                   12140            H

                                    TABLE 3

                             GSTAR FREQUENCY PLAN
                             --------------------

                                                 Uplink                           Downlink
                                        ------------------------          ------------------------
    Transponder No.                     Ctr. Freq.          Pol.          Ctr. Freq.          Pol.
                                        ----------          ----          ----------          ----
                1                         14030               V              11730             H
                2                         14091               V              11791             H
                3                         14152               V              11852             H
                4                         14213               V              11913             H
                5                         14274               V              11974             H
                6                         14335               V              12035             H
                7                         14396               V              12096             H
                8                         14457               V              12157             H
                9                         14044               H              11744             V
               10                         14105               H              11805             V
               11                         14166               H              11866             V
               12                         14227               H              11927             V
               13                         14288               H              11988             V
               14                         14349               H              12049             V
               15                         14410               H              12110             V
               16                         14471               H              12171             V

All transponders are 54 MHz bandwidth.

                                    TABLE 4

                SPACENET 2, 3, 4, VIDEO TRANSMISSION PARAMETERS
                -----------------------------------------------

Video Test Tone Frequency                               [SYMBOL APPEARS HERE]        =                761.5 KHz
Video Test Tone Peak Deviation                          [SYMBOL APPEARS HERE]        =                10.75 MHz
Video Test Tone Level for Bessel Null                   [SYMBOL APPEARS HERE]        =               -13.15 dBm
Video Test Tone Level for Test (1 V)                    [SYMBOL APPEARS HERE]        =                  2.2 dBM
Energy Dispersal Frequency                              [SYMBOL APPEARS HERE]        =                    30 Hz
Energy Dispersal Peak Deviation                         [SYMBOL APPEARS HERE]        =                    1 MHz
Energy Dispersal Level                                  [SYMBOL APPEARS HERE]        =               -18.41 dBm
Nominal Program Audio Subcarrier Frequency              [SYMBOL APPEARS HERE]        =                  6.8 MHz
Subcarrier Peak Deviation on Main Carrier               [SYMBOL APPEARS HERE]        =                    2 MHz
Audio Test Tone Frequency                               [SYMBOL APPEARS HERE]        =                    1 KHz
Audio Test Tone Level at Input to Exciter
   (APL across 600 Ohms)                                [SYMBOL APPEARS HERE]        =                  0.0.dBM
Audio Test Tone Peak Deviation for Average Program
   Level (APL)                                          [SYMBOL APPEARS HERE]        =                   75 KHz
Audio Test Tone Peak Program Level (PPL)                [SYMBOL APPEARS HERE]        =                +10.0 dBM
Audio Peak Deviation at PPL                             [SYMBOL APPEARS HERE]        =                  237 KHz
Audio Test Tone Level (1 KHz) for First Bessel Null
   (to result in F)                                     [SYMBOL APPEARS HERE]        =               -29.88 dBM

NOTE:
----

   A. All exciters shall have a 36 MHz (maximum) IF filter to limit transmit spectrum.

                                 Attachment C

                         [LETTERHEAD OF ISSUING BANK]

IRREVOCABLE LETTER OF CREDIT

TO    GE American Communications, Inc.           DATE:
      Four Research Way
      Princeton, NJ 08540
      Attn:  Vice President-Finance
      NUMBER:______________________

GENTLEMEN:

WE HEREBY OPEN OUR IRREVOCABLE LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF GLOBAL SHOPPING NETWORK ("CUSTOMER") UP TO AN AGGREGATE AMOUNT OF
*********************************** AVAILABLE IN ONE OR MORE DRAWINGS UPON
PRESENTATION TO US OF YOUR DRAFT(S) AT SIGHT ON US ACCOMPANIED BY THE DOCUMENTS SPECIFIED BELOW:

EITHER:

      1) A statement in writing signed by an officer of GE American Communications, Inc. ("GE Americom") stating that a) GLOBAL SHOPPING NETWORK ("Customer") under an agreement dated as of _______________, 1996 between Customer and GE Americom (the "Agreement"), Customer owes the monthly service charge for the [twenty-fourth] [forty- eighth] month of the Service Term and b) the amount of the draft being presented does not exceed the aggregate amount due and payable to GE Americom under the Agreement.

OR:

      2) A statement in writing signed by an officer of GE Americom Communications, Inc. ("GE Americom") stating that a) GLOBAL SHOPPING NETWORK ("Customer") has defaulted under an agreement dated as of ______________, 1996 between Customer and GE Americom (the "Agreement") and b) the amount of the draft being presented does not exceed the aggregate amount due and payable to GE Americom under the Agreement.

OR:

      3) A statement in writing signed by an officer of GE American Communications, Inc. ("GE Americom") stating that GLOBAL SHOPPING NETWORK ("Customer") under an agreement dated as of ____________, 1996 between Customer and GE Americom (the "Agreement"), has failed to deliver to GE Americom an extension of the Letter of Credit as required under the Agreement dated __________, 1996 between Customer and GE Americom.


DRAFTS MUST BE PRESENTED AT THIS BANK ON OR BEFORE [DATE AT LEAST FIVE YEARS FROM DATE OF ISSUANCE].

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONA FIDE HOLDERS OF DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT THAT SUCH DRAFTS SHALL BE DULY HONORED ON PRESENTATION AND DELIVERY OF DOCUMENTS AS SPECIFIED.

THIS CREDIT IS SUBJECT TO "UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1983 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 400."



                                            [NAME OF ISSUING BANK]

                                            By:
                                               -------------------

                                            Name:
                                                 -----------------

                                            Title:
                                                  ----------------